Exhibit 99.1
LGI Homes Announces Private Offering of $300 Million of Unsecured Senior Notes and Conditional Redemption of 6.875% Senior Notes due 2026
THE WOODLANDS, Texas, June 14, 2021 (GLOBE NEWSWIRE) - LGI Homes, Inc. (NASDAQ: LGIH) (“LGI Homes” or the “Company”) today announced that it has commenced a private offering (the “Offering”) of $300 million aggregate principal amount of unsecured Senior Notes due 2029 (the “Notes”) to persons reasonably believed to be qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in transactions outside the United States pursuant to Regulation S under the Securities Act.
The timing of pricing and terms of the Notes are subject to market conditions and other factors. The Notes are expected to be guaranteed, jointly and severally, on a senior unsecured basis by the Company’s subsidiaries that guarantee the Company’s obligations under its revolving credit facility.
The Company intends to use the net proceeds from the Offering, plus cash on hand, to redeem and retire all of the Company’s outstanding 6.875% Senior Notes due 2026 (the “2026 Senior Notes”). As of the date of this press release, $300 million aggregate principal amount of the 2026 Senior Notes are outstanding. Pending application of the net proceeds of the Offering for the foregoing purpose, the Company may repay all or a portion of the outstanding borrowings under its revolving credit facility, and, to the extent not used to repay such outstanding borrowings, the Company expects to invest such net proceeds in short-term liquid investments.
The offer and sale of the Notes and the related guarantees have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States or to, or for the benefit of, U.S. persons absent registration under, or an applicable exemption from, the registration requirements of the Securities Act.
This press release does not constitute an offer to sell or a solicitation of an offer to buy the Notes or any other security and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which, or to any persons to whom, such an offer, solicitation or sale would be unlawful. Any offers of the Notes will be made only by means of a private offering memorandum.
The Company also announced today that it has delivered a conditional notice of redemption (the “Redemption Notice”) calling for redemption on July 15, 2021 (the “Redemption Date”) all of the outstanding 2026 Senior Notes at a redemption price equal to 103.438% of the principal amount of the 2026 Senior Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date (subject to the right of holders of record as of the close of business on July 1, 2021 to receive interest due on July 15, 2021). The Company’s obligation to redeem the 2026 Senior Notes is conditioned upon the prior consummation of the issuance of the Notes on or prior to the Redemption Date. The Company will publicly announce and notify the holders of the 2026 Senior Notes and the trustee for the 2026 Senior Notes if the condition is not satisfied or waived prior to the Redemption Date, whereupon the redemption will be revoked and the 2026 Senior Notes will remain outstanding. Wilmington Trust, National Association is the trustee for the 2026 Senior Notes and is serving as the paying agent for the redemption.
The redemption of the 2026 Senior Notes is being made solely pursuant to the Redemption Notice, and this press release shall not constitute an offer to purchase or redeem, or a solicitation of an offer to sell, the 2026 Senior Notes.
About LGI Homes, Inc.
Headquartered in The Woodlands, Texas, LGI Homes, Inc. engages in the design, construction and sale of homes in Texas, Arizona, Florida, Georgia, New Mexico, Colorado, North Carolina, South Carolina, Washington, Tennessee, Minnesota, Oklahoma, Alabama, California, Oregon, Nevada, West Virginia, Virginia and Pennsylvania. Since 2018, LGI Homes has been ranked as the 10th largest residential builder in the United States based on units closed. The Company has a notable legacy of more than 18 years of homebuilding operations, over which time it has closed more than 45,000 homes. For more information about the Company and its new home developments, please visit the Company’s website at www.lgihomes.com.
Forward-Looking Statements
Any statements made in this press release that are not statements of historical fact, including statements about the Company’s beliefs and expectations, are forward-looking statements within the meaning of the federal securities laws, and should be evaluated as such. Forward-looking statements include statements relating to, among other things, statements about the intended use of proceeds or other aspects of the Offering and the Notes, and the redemption of the 2026 Senior Notes. Forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “will” or, in each case, their negative, or other variations or comparable terminology. For more information concerning factors that could cause actual results to differ materially from those contained in the forward-looking statements, please refer to the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, including the “Cautionary Statement about Forward-Looking Statements” subsection within the “Risk Factors” section, the “Risk Factors” and “Cautionary Statement about Forward-Looking Statements” sections in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, and subsequent filings by the Company with the Securities and Exchange Commission. The Company bases these forward-looking statements on its current expectations, plans and assumptions that it has made in light of its experience in the industry, as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances and at such time. As you read and consider this press release, you should understand that these statements are not guarantees of future performance or results. The forward-looking statements are subject to and involve risks, uncertainties and assumptions and you should not place undue reliance on these forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that many factors could cause the Company’s actual results to differ materially from those expressed in the forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. If the Company does update one or more forward-looking statements, there should be no inference that it will make additional updates with respect to those or other forward-looking statements.

CONTACT: Joshua D. Fattor
Vice President of Investor Relations
(281) 210-2619
investorrelations@lgihomes.com